Exhibit 23.1

            Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report, dated March 6, 1997, included in Insituform Technologies, Inc.'s 1996 Form 10-K, into the Company's previously filed Registration Statements on Form S-8 Nos. 33-00002, 33-42445, 33-55988, 33-82486, 33-82488 and 33-63953.


                                   Arthur Andersen LLP


Memphis, Tennessee
March 26, 1997